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John Hancock Funds II.
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JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805
March 7, 2011
Dear Shareholders:
          Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with T. Rowe Price Associates, Inc. (“T. Rowe Price”) for the JHF II Large Cap Value Fund (the “fund”). T. Rowe Price succeeded the fund’s prior subadviser, BlackRock Investment Management, LLC, effective December 31, 2010.
          The new subadvisory agreement with T. Rowe Price has not resulted in any reduction in the level or quality of subadvisory services provided to, or in any increase in the advisory or subadvisory fee rates for, the fund.
          Please note that JHF II is not required to obtain shareholder approval, and is not requesting that you vote or send a proxy, with respect to the new subadvisory agreement. The enclosed Information Statement provides information about the new subadvisory agreement and T. Rowe Price.
          If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

Sincerely,

/s/ THOMAS M. KINZLER
Thomas M. Kinzler
Secretary
John Hancock Funds II

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805
_______________
INFORMATION STATEMENT
NEW SUBADVISORY AGREEMENT
FOR THE LARGE CAP VALUE FUND
_______________
INTRODUCTION
          This Information Statement provides notice of and information regarding a new subadvisory agreement for the Large Cap Value Fund, one of the separate series or funds of John Hancock Funds II (“JHF II”). It is first being mailed to shareholders of the Large Cap Value Fund on or about March 7, 2011.
          JHF II. JHF II is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The shares of JHF II are divided into separate series or funds, including the Large Cap Value Fund (sometimes referred to herein as the “fund”).
          Investment Management. John Hancock Investment Management Services, LLC (the “Adviser”) serves as investment adviser to JHF II and the fund. Pursuant to an investment advisory agreement with JHF II, the Adviser is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadvisers that manage the investment of the assets of the JHF II funds pursuant to subadvisory agreements with the Adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
          The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF II’s distributor.
          The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.
          Pursuant to an order received from the Securities and Exchange Commission (“SEC”), the Adviser is permitted to appoint a new subadviser for a fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval, provided that the subadviser is not an affiliate of the Adviser. Because the new subadvisory arrangements described in this Information Statement do not involve a subadviser that is affiliated with the Adviser for purposes of the SEC order, JHF II is not required to obtain shareholder approval, and is not requesting that shareholders vote or send a proxy, with respect to this subadviser change.
          Annual and Semi-Annual Reports. JHF II will furnish, without charge, a copy of its most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, please call JHF II at 1-800-225-5291.

NEW SUBADVISORY AGREEMENT
FOR THE LARGE CAP VALUE FUND
          At its meeting held on December 15-17, 2010, the Board of Trustees of JHF II (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the 1940 Act) of JHF II or the Adviser (the “Independent Trustees”), approved a new subadvisory agreement appointing T. Rowe Price Associates, Inc. (“T. Rowe Price”) as the new subadviser for the Large Cap Value Fund, replacing that fund’s former subadviser, BlackRock Investment Management, LLC (“BlackRock”). The new subadvisory agreement with T. Rowe Price became effective, and the prior subadvisory agreement with BlackRock terminated, as of the close of business on December 31, 2010.
          The new subadvisory agreement with T. Rowe Price has not resulted in any reduction in the level or quality of subadvisory services provided to, or in any increase in the advisory or subadvisory fee rates for, the fund. T. Rowe Price has, however, voluntarily agreed to waive a portion of its fee so that the effective subadvisory fee rate for the fund will not exceed 0.33% (the effective rate for September 2010 under the prior subadvisory agreement was 0.37%). This voluntary waiver may be terminated at any time by T. Rowe Price upon notice to the Adviser.
          T. Rowe Price has also been appointed as subadviser to the Large Cap Value Trust, a fund of John Hancock Trust (“JHT”) that has the same investment objective and principal investment strategies as the Large Cap Value Fund and was also formerly subadvised by BlackRock. Subject to shareholder approval, the JHT Large Cap Value Trust is expected to be reorganized into another JHT Fund that is subadvised by T. Rowe Price and to liquidate in April 2011. At or about that same time, the shareholders of the Large Cap Value Fund are expected to have redeemed all of its outstanding shares and, consequently, it will also liquidate. T. Rowe Price serves as the subadviser to these funds in anticipation of their reorganization and/or liquidation and for purposes of managing their portfolios in connection with these events. T. Rowe Price has informed the Adviser that, if the liquidation of the Large Cap Value Fund is not consummated, it may determine not to continue as subadviser to the Large Cap Value Fund under its current arrangements. In this event, the Board will consider possible courses of action, which may include amending the current subadvisory arrangements with T. Rowe Price or appointing a different subadviser for the Large Cap Value Fund. T. Rowe Price has taken substantially the same position with respect to its continuance as subadviser to the JHT Large Cap Value Trust.
          The new subadvisory agreement with T. Rowe Price is dated December 31, 2010. The prior subadvisory agreement with BlackRock, dated September 30, 2006 and as amended December 1, 2006, was most recently approved by the Board (including a majority of the Independent Trustees) at its May 28, 2010 meeting in connection with its annual review and continuance of such agreements.
T. Rowe Price
          T. Rowe Price, 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1937. As of September 30, 2010, T. Rowe Price and its affiliates managed over $439 billion for over ten million individual and institutional investor accounts. T. Rowe Price is registered as an investment adviser under the Advisers Act.
          T. Rowe Price is the subadviser to the following JHF II funds in addition to the Large Cap Value Fund: Blue Chip Growth Fund, Equity-Income Fund, Health Sciences Fund, Mid Value Fund, Science & Technology Fund and Small Company Value Fund. T. Rowe Price is also the subadviser to the following funds of JHT: the Balanced Trust, Blue Chip Growth Trust, Capital Appreciation Value Trust, Equity-Income Trust, Health Sciences Trust, Large Cap Value Trust, Mid Value Trust, New Income Trust, Science & Technology Trust and Small Company Value Trust.
New Subadvisory Agreement
          Under the new subadvisory agreement with T. Rowe Price, as under the prior subadvisory agreement with BlackRock, the subadviser manages the day-to-day investment and reinvestment of the assets of the Large Cap Value Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the fund consistent with its investment objective and policies. The subadviser implements this program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

          The terms of the prior subadvisory agreement and the new subadvisory agreement are substantially the same and are described below under “Description of Prior and New Subadvisory Agreements.”
          Compensation. As compensation for their respective services under the new and prior subadvisory agreements, T. Rowe Price is paid, and BlackRock was paid, a subadvisory fee by the Adviser. Under both agreements, the fee, which is accrued daily and paid monthly, is determined by applying the daily equivalent of an annual fee rate to the net assets of the fund. This annual fee rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. As indicated in the table below, “Aggregate Net Assets” may include, in addition to the net assets of the fund, the net assets of one or more other funds of JHF II or JHT. Subadvisory fees are paid by the Adviser and not by the fund.
          The annual percentage rates of the subadvisory fee for the Large Cap Value Fund are the same under the prior and new subadvisory agreements and are set forth below.
Subadvisory Fees
Prior and New Subadvisory Agreements
(Rates Applied to Aggregate Net Assets) (1)
0.375% of the first $500 million; 0.350% of the next $500 million;
0.325% of the next $500 million; 0.270% of the next $500 million; and
0.250% of the excess over $2 billion. (2)

(1)	Aggregate Net Assets under both the new and prior subadvisory agreements include the net assets of the fund and the net assets of the JHT Large Cap Value Trust.

(2)	Effective December 31, 2010, T. Rowe Price has voluntarily agreed to waive a portion of its subadvisory fee so that the effective subadvisory fee rate for the fund will not exceed 0.33% (the effective subadvisory fee rate for September 2010 under the prior subadvisory agreement was 0.37%). This voluntary fee waiver may be terminated by T. Rowe Price at any time upon notice to the Adviser.
          For the fiscal year ended August 31, 2010, the Adviser paid BlackRock under the prior subadvisory agreement a subadvisory fee of $2,056,744. If the new subadvisory agreement with T. Rowe Price had been in effect for that fiscal year, and without regard to the voluntary fee waiver described in note 2 to the above table, the subadvisory fee paid to T. Rowe Price would have been the same.
          As stated above, T. Rowe Price serves as the subadviser to the Large Cap Value Fund in anticipation of its liquidation and for purposes of managing the portfolio in connection with this event and the related reorganization of the JHT Large Cap Value Trust. T. Rowe Price has informed the Adviser that, if the liquidation of the Large Cap Value Fund is not consummated, it may determine not to continue as subadviser to the Large Cap Value Fund under its current arrangements. In this event, the Board will consider possible courses of action, which may include amending the current subadvisory arrangements with T. Rowe Price or appointing a different subadviser for the Large Cap Value Fund.
Changes in Non-Fundamental Investment Policies
          In connection with approving the new subadvisory agreement with T. Rowe Price for the Large Cap Value Fund, the Board also approved changing certain non-fundamental investment policies of the fund to permit T. Rowe Price to manage the fund in a style more consistent with its management of the Equity-Income Fund. The amended investment policies are set forth below:
Under normal market conditions, the fund invests at least 80% of its net assets (plus any borrowing for investment purposes) in equity securities of large cap companies selected from those that are, at the time of purchase, included in the Russell 1000 Value Index. The fund will seek to outperform the Russell 1000 Value Index by investing in equity securities that the subadviser believes are selling at below normal valuations.

The Russell 1000 Value Index, a subset of the Russell 1000 Index, consists of those Russell 1000 companies with lower price-to-book ratios and lower forecasted growth values.
The fund employs a “value” approach and invests in stocks and other securities that appear to be temporarily undervalued by various measures and may be temporarily out of favor but have good prospects for capital appreciation and dividend growth. Value investors seek to buy a stock (or other security) when its price is low in relation to what they believe to be its real worth or future prospects. By identifying companies whose stocks are currently out of favor, value investors hope to realize significant appreciation as other investors recognize a stock’s intrinsic value. Finding undervalued stocks requires considerable research to identify the particular stocks, to analyze each company’s underlying financial condition and prospects, and to assess the likelihood that a stock’s underlying value will be recognized by the market and reflected in its price.
The fund will generally consider companies with the following characteristics:
▪	established operating histories;

▪	above-average dividend yield relative to the S&P 500 Index;

▪	low price/earnings ratios relative to the S&P 500 Index;

▪	sound balance sheets and other financial characteristics; and

▪	low stock price relative to a company’s underlying value, as measured by assets, cash flow or business franchises.
The fund may also purchase other types of securities in keeping with its objective, including:
▪	U.S. dollar and foreign currency-denominated foreign securities including American Depositary Receipts (ADRs) (up to 25% of total assets);

▪	preferred stocks;

▪	convertible stocks, bonds, and warrants;

▪	futures and options; and

▪	bank debt, loan participations and assignments.
The fund may invest in debt instruments, without regard to quality or ratings, including up to 10% in non-investment grade fixed income securities (“junk bonds”) and loans.
The fund holds a certain portion of its assets in money market reserves which can consist of shares of the T. Rowe Price Reserve Investment Fund (or any other internal T. Rowe Price money market fund) as well as U.S. dollar- and foreign currency-denominated money market securities, including repurchase agreements, in the two highest rating categories, maturing in one year or less.
The fund may sell securities for a variety of reasons such as to secure gains, limit losses or redeploy assets into more promising opportunities.
The fund may invest up to 10% of its total assets in hybrid instruments. Hybrid instruments are a type of high-risk derivatives which can combine the characteristics of securities, futures and options. Such securities may bear interest or pay dividends at below market (or even relatively nominal) rates. The SAI contains a more complete description of such instruments and the risks associated therewith.
In pursuing the fund’s investment objective, the subadviser has the discretion to purchase some securities that do not meet its normal investment criteria, as described above, when it perceives an unusual opportunity for gain. These special situations might arise when the subadviser believes a security could increase in value for a variety of reasons including a change in management, an extraordinary corporate event, or a temporary imbalance in the supply of or demand for the securities.

BOARD CONSIDERATION OF NEW SUBADVISORY AGREEMENT
          At its meeting on December 15-17, 2010, the Board, including all of the Independent Trustees, approved the subadvisory agreement appointing T. Rowe Price as the new subadviser to the Large Cap Value Fund, replacing BlackRock.
          The Board, including the Independent Trustees, is responsible for approving the Adviser’s selection of fund subadvisers and approving the funds’ subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates JHF II’s subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for JHF II and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board with respect to each fund are:
1.	the nature, extent and quality of the services to be provided by the subadviser to the fund;

2.	the investment performance of the fund and its subadviser;

3.	the extent to which economies of scale would be realized as a fund grows and whether fee levels reflect these economies of scale for the benefit of fund shareholders;

4.	the costs of the services to be provided and the profits to be realized by the subadviser from its relationship with JHF II; and

5.	comparative services rendered and comparative subadvisory fee rates.
          With respect to its evaluation of subadvisory agreements with entities that are not affiliated with the Adviser, the Board believes that, in view of JHF II’s “manager-of-managers” advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with JHF II, generally, are not a material factor in the Board’s consideration of these subadvisory agreements because such fees are paid to subadvisers by the Adviser and not by the funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arm’s-length.
          In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of JHF II, offered by the Adviser and other affiliates of the Adviser (“Material Relationships”).
          In making its determination and with reference to the factors that it considers, the Board reviews:
1.	information relating to the subadviser’s business, including current subadvisory services to JHF II (and other funds in the John Hancock family of funds);

2.	the performance of the fund and the performance of other JHF II funds (and other funds in the John Hancock family of funds) that are managed by the subadviser;

3.	the subadvisory fee for the fund, including any breakpoints; and

4.	information relating to the nature and scope of Material Relationships and their significance to the Adviser and the subadviser.
          Particular considerations of the Board at the December 15-17, 2010 meeting in approving the new subadvisory agreement with T. Rowe Price for the Large Cap Value Fund included the following:
1.	T. Rowe Price has demonstrated skills as a manager, is currently the subadviser to multiple funds of JHF II and JHT and may be expected to provide a high quality of investment management services and personnel to the Large Cap Value Fund.

2.	The Equity-Income Fund, which is managed by T. Rowe Price in a style similar to that of the Large Cap Value Fund, has outperformed the Large Cap Value Fund, and has outperformed its benchmark index, since the inception of the funds in 2005 through September 30, 2010.

3.	The subadvisory fees for the Large Cap Value Fund are paid by the Adviser, not the fund, and approval of the new subadvisory agreement will not result in any change in the advisory fees for the fund.

4.	Although the subadvisory fee rates under the new subadvisory agreement will be the same as under the prior subadvisory agreement, T. Rowe Price has voluntarily agreed to waive a portion of its subadvisory fee so that the effective subadvisory fee rate for Large Cap Value Fund will not exceed 0.33% (the effective subadvisory fee rate for September 2010 under the prior subadvisory agreement was 0.37%). In addition, the subadvisory fee rates with respect to the Large Cap Value Fund under the new subadvisory agreement are the product of arm’s-length negotiation between the Adviser and T. Rowe Price and within industry norms.
ADDITIONAL INFORMATION ABOUT T. ROWE PRICE
          Management of T. Rowe Price. The names and principal occupations of the principal executive officers and directors of T. Rowe Price are set forth below. The business address of each such person is 100 East Pratt Street, Baltimore, Maryland 21202.

Name	Position with T. Rowe Price and Principal Occupation

James A. C. Kennedy	President and Director of T. Rowe Price; Chief Executive Officer, Director and President of Price Group; and Director of T. Rowe Price International, Inc. (“TRPI”) and T. Rowe Price Global Investment Services (“Global Investment Services”).

Brian C. Rogers	Chief Investment Officer and Director of T. Rowe Price; and Chairman of the Board, Chief Investment Officer, Director and Vice President of Price Group.

Kenneth V. Moreland	Chief Financial Officer of T. Rowe Price and Price Group.

John R. Gilner	Chief Compliance Officer of T. Rowe Price; Chief Compliance Officer of T. Rowe Price Advisory Services, Inc. and T. Rowe Price (Canada), Inc.; and Vice President of Price Group and T. Rowe Price Investment Services, Inc.

Edward C. Bernard	Director of T. Rowe Price; Vice Chairman of the Board of Price Group; Director and President of T. Rowe Price Advisory Services, Inc. and T. Rowe Price (Canada), Inc.; Director of TRPI; Director and Vice President of T. Rowe Price Investment Services, Inc.; and Chairman of the Board of Directors of Global Investment Services.

William J. Stromberg	Director and Vice President of T. Rowe Price; Vice President of Price Group, T. Rowe Price (Canada), Inc. and T. Rowe Price Trust Company.
          Other Investment Companies Managed by T. Rowe Price. T. Rowe Price currently acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Large Cap Value Fund. The table below also states the approximate size of each such fund as of June 30, 2010 and the current advisory or subadvisory fee rate(s) for each fund as a percentage of average daily net assets.

	Net Assets	Advisory/Subadvisory Fee Rate
Name of Fund	as of 6/30/10	(including any fee waivers)
T. Rowe Price Funds, Inc. T. Rowe Price Equity Income Fund	$16,407,992,917	..25% on assets up to $15 billion; .21% on assets above $15 billion (individual fee) .30% (group fee) .55% management fee

	Net Assets		Advisory/Subadvisory Fee Rate
Name of Fund	as of 6/30/10		(including any fee waivers)
T. Rowe Price Equity Series, Inc.
T. Rowe Price Equity Income Portfolio	$1,267,907,771		.85% (Covers both investment management and operating expenses)

ING Investors Trust ING T. Rowe Price Equity Income Portfolio	$1,219,618,190	*	..40% on first $250 million; .375% on next $250 million; .35% on assets above $500 million .35% on all assets once assets exceed $1 billion .325% on assets above $1 billion (1) (4)

John Hancock Funds II Equity-Income Fund	$834,453,657	*	.375% of average daily net assets up to $1 billion; Reset to .350% of average daily net assets when assets reach $1 billion; .325% of average daily net assets above $1 billion (1)

John Hancock Trust Equity-Income Trust	$1,743,823,895	*	..375% of average daily net assets up to $1 billion; Reset to .350% of average daily net assets when assets reach $1 billion; .325% of average daily net assets above $1 billion (1)

Maxim Series Fund, Inc. Maxim T. Rowe Price Equity/Income Portfolio	$557,835,046	*	..40% on first $250 million; .375% on next $250 million; .35% on assets above $500 million

MML Series Investment Fund MML Equity Income Fund	$480,820,5708		..40% on first $250 million; .375% on next $250 million; .35% on assets above $500 million (1) (3)

Northwestern Mutual Series Fund, Inc. T. Rowe Price Equity Income Portfolio	$200,904,878	*	..40% on first $250 million; .375% on next $250 million; .35% on assets above $500 million

SunAmerica — Seasons Series Trust Large-Cap Value Portfolio	$92,552,951	*	..50% on first $40 million; .40% on assets over $40 million

TD Mutual Funds TD U.S. Large-Cap Value Fund (Canadian Fund)	$565,646,891	*	..40% on first $250 million; .375% on next $250 million; .35% on assets above $500 million (1)

The Vantagepoint Funds Equity Income Fund	$480,072,099	*	..40% on first $250 million; .375% of next $250 million; .35% on assets above $500 million (2)

*	Please note that the net asset figures for subadvised funds are based on internal T. Rowe Price market value records.

(1)	T. Rowe Price has voluntarily agreed to waive a portion of its sub-advisory fees for certain registered investment companies where it serves as subadviser. The fee reduction is based on the combined asset level of the subadvised portfolios, and ranges between 0% — 10% of the total subadvisory fees paid.

(2)	T. Rowe Price has voluntarily agreed to waive a portion of its sub-advisory fees for certain registered investment companies where it serves as subadviser. The fee reduction is based on the combined asset level of the subadvised portfolios, and ranges between 0% — 5% of the total subadvisory fees paid.

(3)	Assets of the Portfolio are aggregated with assets of the adviser’s other similarly managed T. Rowe Price sub-advised portfolios.

(4)	Assets of the Portfolio are aggregated with assets of the adviser’s other similarly managed T. Rowe Price sub-advised portfolios for purposes of calculating the fee waiver discount.
DESCRIPTION OF PRIOR AND NEW SUBADVISORY AGREEMENTS
          The terms of the prior and new subadvisory agreements are substantially similar and are described below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement” and T. Rowe Price and BlackRock are collectively referred to as the “subadviser.”
          Duties of the Subadviser. Subject to the supervision of the Board and the Adviser, the subadviser manages the investment and reinvestment of the assets of the fund, and formulates a continuous investment program for the fund consistent with its investment objective and policies as described in the then current registration statement of JHF II. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the conduct of the investment affairs of the fund. In addition the subadviser maintains all accounts, books and records required to be maintained by an investment adviser to a registered investment company under the 1940 Act and the Advisers Act.
          Brokerage Transactions. The subadviser selects brokers and dealers to effect all transactions, places all necessary orders with brokers, dealers, or issuers and negotiates brokerage commissions if applicable. The subadviser may pay a broker-dealer that provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services provided, viewed in terms of either the particular transaction or the subadviser’s overall responsibilities with respect to accounts managed by the subadviser. The subadviser may use for the benefit of its other clients or make available to its affiliates any of the research and brokerage services described above.
          Under the prior subadvisory agreement with BlackRock, but not the new subsadvisory agreement with T. Rowe Price, the subadviser is expressly authorized to select affiliated broker-dealers.
          Term. The subadvisory agreement initially continues in effect for a period of no more than two years from the later of the date of its execution or its approval by the Board and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees, or (b) by the vote of a “majority of the outstanding voting securities” of the fund (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.
          Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to the fund if a majority of the outstanding voting securities of the fund votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of: (a) any other fund affected by the agreement, or (b) all of the funds of JHF II.
          If the outstanding voting securities of the fund fail to approve any continuance of the subadvisory agreement, the subadviser will continue to act as subadviser with respect to the fund pending the required approval of the continuance of the agreement or a new agreement with either the subadviser or a different subadviser, or other definitive action.

          Termination. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days’ written notice to the other party or parties to the agreement and, as applicable, to JHF II. The following parties or others may terminate the agreement:
•	the Board of Trustees of JHF II;

•	the holders of a majority of the outstanding voting securities of the fund;

•	the Adviser; and

•	the subadviser.
The subadvisory agreement will automatically terminate in the event of its assignment.
          Amendments. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the Trustees and by the vote of a majority of the Independent Trustees. Any required shareholder approval of any amendment will be effective with respect to the fund if a majority of the outstanding voting securities of the fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other fund affected by the amendment or (b) all of the funds of JHF II.
          As described above, pursuant to an SEC order and with respect to subadvisers that are not affiliates of JHF II or the Adviser, the Adviser is permitted to appoint a new subadviser for a fund or change the terms of a subadvisory agreement (including subadvisory fees) without obtaining shareholder approval. JHF II is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.
          Liability of Subadviser. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or JHF II for any act or omission, error of judgment or mistake of law or for any loss suffered by the Adviser or JHF II resulting therefrom, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from disregard of, the duties of the subadviser.
          The new subadvisory agreement with T. Rowe Price refers to the liability of the subadviser and its employees (it does not refer to officers and directors) and omits any reference to any “act or omission.”
          Proxy Voting. The subadviser will vote proxies relating to the funds investments in accordance with JHF II’s proxy voting policies and procedures.
          Consultation with Subadvisers to the Funds. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a fund in securities or other assets: (a) other subadvisers to the fund, (b) subadvisers to other funds and (c) subadvisers to funds under common control with the fund.
          Confidentiality of JHF II Portfolio Holdings. The subadviser is required to treat JHF II portfolio holdings as confidential and to prohibit its employees from trading on such confidential information.